ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT made as of the 30st day of July, 1996 by and between Global Gold Corporation, a Delaware corporation, having an office at 538 West 37th Street, Suite 5G, New York, New York 10017, ("Assignor") and Global Gold Armenia Limited, a Caymans Island corporation, having an office at W.S. Walker & Company, Caledonian House, P.O. Box 265, Georgetown, Grand Cayman, Cayman Islands ("Assignee").

      WHEREAS, Assignor is a party to the Armenian Joint Venture Agreement by and among Assignor, the Ministry of Industry of Armenia and Armgold, which was executed and delivered on May 1, 1996 (the "Armenian Agreement"); and

      WHEREAS, Assignor has agreed to assign and transfer to Assignee all of Assignor's right, title and interest in and under the Armenian Agreement, and Assignee has agreed to assume all of Assignor's obligations under the Armenian Agreement;

      NOW, THEREFORE, in consideration of the sum of Ten ($10.00) dollars and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Assignor hereby grants, bargains, sells, conveys, assigns, transfers and sets over unto Assignee all of Assignor's right, title and interest in and to the Armenian Agreement, TO HAVE AND TO HOLD the same unto the Assignee, its successors and assigns, from the date hereof and for the balance of the term of the Armenian Agreement.

      2. Assignor represents and warrants that: (a) the Armenian Agreement is in full force and effect; (b) Assignor is not in default under the Armenian Agreement and no condition exists and no event has occurred which, or with the giving of notice or passage of time, or both, would constitute a default under, or termination of, the Armenian Agreement; (c) Assignor has received no notice of any default under the Armenian Agreement; (d) Assignor has incurred no liability of any kind thereunder except as contemplated under the Armenian Agreement; and (e) the transfer made hereunder does not constitute a breach of any provision of the Armenian Agreement and all requisite consents thereto have been duly given.

      3. Assignee hereby irrevocably assumes all of Assignor's obligations under the Armenian Agreement.

      4. This Agreement is made under and by virtue of duly adopted resolutions of the respective Boards of Directors of Assignor and Assignee.

      5. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      6. This Agreement and the rights of the parties hereunder shall be governed by the laws of the State of New York.

      IN WITNESS WHEREOF, the parties have signed and delivered this Agreement on the date first written.

                                      GLOBAL GOLD CORPORATION, ASSIGNOR


                                      By: /s/ Drury J. Gallagher
                                          ---------------------------------
                                              Drury J. Gallagher, President

                                      GLOBAL GOLD ARMENIA LTD., ASSIGNEE


                                      By: /s/ Drury J. Gallagher
                                          ----------------------------------
                                              Drury J. Gallagher, President

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

      On the 31st day of July, 1996 before me personally came Drury J. Gallagher, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the President of Global Gold Corporation, a Delaware corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.


                                                /s/ Stephen R. Field
                                               --------------------------------
                                                        Notary Public

                                                       STEPHEN R. FIELD
                                                Notary Public State of New York
                                                        No. 31-6286310
                                                 Qualified in New York Country
                                               Commission Expires June 30, 1998

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

            On the 31st day of July, 1996 before me personally came Drury J. Gallagher, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the President of Global Gold Armenia Ltd., a Cayman Islands corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.


                                                /s/ Stephen R. Field
                                               --------------------------------
                                                        Notary Public

                                                       STEPHEN R. FIELD
                                                Notary Public State of New York
                                                        No. 31-6286310
                                                 Qualified in New York Country
                                               Commission Expires June 30, 1998